Exhibit 4.1

                               FIRST AMENDMENT TO
                               ------------------
                          REGISTRATION RIGHTS AGREEMENT
                          -----------------------------


     This FIRST AMENDMENT TO REGISTRATION RIGHTS AGREEMENT (this "Amendment") dated as of August 8, 2001, is entered into by and between Level 8 Systems, Inc., a Delaware corporation (the "Company"), and Liraz Systems, Ltd., a company organized under the laws of Israel (the "Shareholder").

                              W I T N E S S E T H:
                              -------------------

     WHEREAS, the Company and Shareholder are parties to that certain Registration Rights Agreement dated as of June 15, 1995, entered into by and between Across Data Systems, Inc., the predecessor of the Company, and the Shareholder (the "Registration Rights Agreement"). Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Registration Rights Agreement; and

     WHEREAS, the parties desire to amend the Registration Rights Agreement to provide for the registration (as that term is defined in the Registration Rights Agreement) of all Registrable Securities held by the Shareholder; and

     WHEREAS, the parties desire to enter into this Amendment in order to evidence the foregoing and for other purposes.

     NOW, THEREFORE, for and in consideration of the premises set forth herein and other good and valuable consideration, the receipt, adequacy, and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1.     Registration.  As  promptly  as  practicable following the execution
            -------------
and delivery of that certain Asset Purchase Agreement (the "Asset Purchase Agreement") by and between the Company and the Shareholder (and/or an affiliate thereof), but not later than the closing of the transactions contemplated therein, the Company shall cause a registration statement under the 1933 Act covering any sale or other disposition of all the Registrable Securities owned by Shareholder or any of Shareholder's subsidiaries to be filed with the SEC (other than any Registrable Securities the sale of which already is covered by a registration statement under the 1933 Act (an "Existing Registration Statement")) (the "New Registration Statement"). The Company shall use its best efforts (a) to cause the New Registration Statement to be declared effective by the SEC as soon as practicable after it is filed, (b) to cause each Existing Registration Statement to continue to, and, after the New Registration Statement is declared effective by the SEC, to cause the New Registration Statement to continue to, comply with all the requirements of the 1933 Act and the rules and regulations under the 1933 Act by amending or supplementing each Existing Registration Statement and the New Registration Statement from time to time to enable the selling securityholders to sell or otherwise dispose of all such securities at all times, until the earlier of (i) when all such securities covered by the respective registration statements are sold or otherwise disposed of, or (ii) when two years have passed from the date such respective registration statements were declared effective by the SEC, and (c) upon written notice given by Shareholder to the Company on not more than two occasions, cause resales of any such securities by one or more persons or entities to whom Shareholder (or any of its subsidiaries) sells or otherwise disposes of any such securities to be covered by a registration statement under the 1933 Act, in which case the other provisions of this section 1 shall apply to any such registration statement as if such registration statement were the New Registration Statement, mutatis mutandis. The Company shall bear all the expenses of performing its obligations under this section 1.

     2.     Current  Information.  As long as Shareholder beneficially owns more
            ---------------------
than 15% of the outstanding shares of the Company's common stock, the Company shall, at its own expense, furnish Shareholder (a) not later than 25 days after the end of each calendar quarter and not later than 60 days after the end of each calendar year, drafts of the Company's consolidated financial statements as of and for the quarter and year to date then ended, and as of and for the year then ended, as the case may be, prepared in accordance with United States generally accepted accounting principles consistently applied, and (b) not later than 35 days after the end of each calendar quarter and not later than 75 days after the end of each calendar year, the Company's final consolidated financial statements as of and for the quarter and year to date then ended, and as of and for the year then ended, as the case may be, prepared in accordance with United States generally accepted accounting principles consistently applied, and the Company shall afford the Shareholder and its representatives access to its books and records sufficient to enable them, beginning promptly after the draft financial statements referred to above are prepared, to reconcile these financial statements with financial statements prepared in accordance with Israeli generally accepted accounting principles consistently.

3.     Remedies.     In  addition  to  being  entitled  to  exercise  all rights
       ---------
granted by law, including recovery for damages, Shareholder will be entitled to specific performance of its rights under this Amendment, including all rights and remedies of the Shareholder under the Asset Purchase Agreement.

     4.     No  Other  Amendment or Waiver.  Except for the amendments set forth
            -------------------------------
above, the terms of the Registration Rights Agreement shall remain unchanged and in full force and effect. Each party acknowledges and expressly agrees that the other party requires strict compliance with all the terms and provisions of the Registration Rights Agreement.

                [Remainder of this page intentionally left blank]


     IN WITNESS WHEREOF, the parties, each by its duly authorized signatory, have executed this Amendment as of the date first above written.

                              COMPANY:


                              LEVEL  8  SYSTEMS,  INC.
                              (Formerly  Across  Data  Systems,  Inc.)

                              /s/  Paul  Rampel
                              -----------------
                              Paul  Rampel,
                              President


                              SHAREHOLDER:


                              IRAZ  SYSTEMS,  LTD.

                              By:/s/  Talmor  Margalit
                                 ---------------------
                                      Talmor  Margalit